October 4, 2012

John Fife, Chief Executive Officer

St. George Investments, LLC

303 East Wacker Drive, Suite 1200

Chicago, IL 60601

Re:  Purchase Agreement dated August 2, 2012

Dear John,

It was a pleasure to speak with you yesterday.  After much contemplation, it is with great regret that I must inform you that Sauer Energy, Inc., is terminating the abovementioned Purchase Agreement dated as of August 2, 2012, pursuant to Section 11b, effective immediately.

We are issuing the Commitment Shares to you, pursuant to said Agreement.

We plan to stand by the First Amendment to the Asset Purchase Agreement and will be issuing those shares accordingly as well.

Thank you for your decision to waive Section 5. COVENANTS, Paragraph (j) Investor’s Right of First Refusal.  Enclosed please find the Waiver for you to sign and return.

We thank you for the opportunity that you extended to us.

Very truly yours,

Sauer Energy, Inc.

By:

Dieter Sauer, Jr., CEO

cc:

Leslie Marlow, Esq.

Frank Hariton, Esq.

Tamara Harper, Esq.

Coby Neuenschwander

4670 Calle Carga Unit ACamarillo, CA 93012

(888) 829-8748   info@SauerEnergy.com   www.SauerEnergy.com